Exhibit 21

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
ANNUAL REPORT OF FORM 10-K

LIST OF SUBSIDIARIES

Jurisdiction of
Name of Subsidiaries	Incorporation

100% Owned by Company

Industrias Universales Unidas de Mexico, S.A. de C.V.	Tijuana, Mexico

Suoftec Light Metal Products B.V.	Netherlands

Superior Engineered Technologies, Inc.	Delaware, U.S.A.

Superior Industries de Mexico, S.A. de C.V.	Chihuahua, Mexico

Superior Industries International - Arkansas, Inc.	Arkansas, U.S.A.

Superior Industries International - California, Inc.	California, U.S.A.

Superior Industries International - Kansas, Inc.	Kansas, U.S.A.

Superior Industries International - Michigan, Inc.	Michigan, U.S.A.

Superior Industries International - Tennessee, LLC	Tennessee, U.S.A.

Superior Industries Management Corporation	California, U.S.A.

Superior Industries International – Michigan, LLC	Delaware, U.S.A.

Superior Automotive Components LLC	Arkansas, U.S.A.

Superior Industries International Arkansas, LLC	Delaware, U.S.A.

Superior Industries International Kansas, LLC	Delaware, U.S.A.

Superior Industries International Michigan, LLC	Delaware, U.S.A.

Superior Industries International Holdings, Inc.	Delaware, U.S.A.

Superior Industries – Asia, Limited	Hong Kong

50% Owned Joint Venture

Suoftec Light Metal Products Production & Distribution Ltd.	Tatabanya, Hungary